AMENDMENT NO. 1 TO STRATEGIC ALLIANCE AGREEMENT


          THIS AMENDMENT NO. 1 TO STRATEGIC ALLIANCE AGREEMENT
(the "Amendment"), dated as of June 14, 1996, is made by and among Storage USA, Inc., a Tennessee corporation (the "Company"), SUSA Partnership, L.P., a Tennessee limited partnership (the "Operating Partnership"), Storage USA Trust, a Maryland real estate investment trust and a wholly owned subsidiary of the Company (the "Trust"), Security Capital U.S. Realty, a Luxembourg corporation ("USREALTY"), and Security Capital Holdings S.A., a Luxembourg corporation and a wholly owned subsidiary of USREALTY ("Buyer").


                            RECITALS:


          WHEREAS, the parties hereto entered into a Strategic Alliance Agreement, dated as of March 19, 1996 (the "Agreement"), as part of an initial closing pursuant to a Stock Purchase Agreement, dated as of March 1, 1996 (the "Stock Purchase Agreement"), by and among the Company, USREALTY and Buyer; and

          WHEREAS, the Company has created the Trust, which is a wholly owned subsidiary of the Company and to which the Company desires to transfer 16,514,000 units of limited partnership interest in the Operating Partnership; and

          WHEREAS, USREALTY and Buyer desire to amend the Agreement to provide that the Trust become a party to the Agreement and to provide that all of USREALTY's and Buyer's rights therein with respect to the Company or the Operating Partnership apply to the Trust;

          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


          1. Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

          2. Applicability of Rights. It is the intention of the parties hereto that all of Investor's rights, privileges and benefits with respect to the Company or the Operating Partnership set forth in the Agreement shall also apply in favor of Investor with respect to the Trust to the same extent that such rights, privileges and benefits apply to the Company or the Operating Partnership and that the creation of the Trust shall in no way prejudice or impair any of Investor's rights, privileges or benefits.

          3. Agreement to be Bound. The Trust hereby absolutely, unconditionally and irrevocably agrees to be bound by the terms and provisions of the Agreement and this Amendment.

          4.   Amendments to the Agreement.

          (a) The Agreement is hereby amended by adding a new Section 1.40a following Section 1.40, as follows:

               Section 1.40a "Trust" shall mean Storage USA Trust, a Maryland real estate investment trust and a wholly owned subsidiary of the Company.

          (b) Section 5.1(a)(viii) of the Agreement is hereby amended by deleting such Section 5.1(a)(viii) in its entirety and replacing it with the following:

          (viii) any breach of this Agreement by the Company, the Trust or the Operating Partnership which is neither cured nor desisted from within 30 days of receipt of written notice of such breach and which would reasonably be expected to materially adversely affect Investor or cause a Material Adverse Effect; or

          (c) The lead-in to Section 6.1(a) of the Agreement is hereby amended by deleting such lead-in in its entirety and replacing it with the following:

               Section 6.1 Limitations on Corporate Actions. (a) The Company agrees that from and after the Shareholder Approval Date, until the earlier of (i) the termination of the Standstill Period or any Standstill Extension Term or
               (ii) the 20% Termination Date, if any, it will not, and will not permit its Subsidiaries, the Operating Partnership or any of the Operating Partnership's Subsidiaries to:

          (d) Section 6.1(a)(B) of the Agreement is hereby amended by deleting such Section 6.1(a)(B) in its entirety and replacing it with the following:

          (B) cause or permit the sum of (w) stocks, securities, partnership interests or any similar investments or instruments of or in any other Person, (x) assets held other than directly by the Company or the Operating Partnership, (y) loans made by the Company to the Operating Partnership or any other Subsidiary, or loans made by the Operating Partnership or any other Subsidiary to the Company, and
          (z) assets managed by Persons other than employees of the Company or the Operating Partnership, as the case may be, whichever shall own such assets (excluding retention of a third party manager that is desisted prior to the fifth day immediately preceding the end of the calendar quarter in which it arises and provided that any asset managed by a third party shall be considered a passive asset to be included in the calculations pursuant to Section 6.1(b)), to, at any time constitute more than 10%, at cost, of the consolidated assets owned by the Company, the Trust and the Operating Partnership;

          (e) Section 6.1(a)(E) of the Agreement is hereby amended by deleting such Section 6.1(a)(E) in its entirety and replacing it with the following:

          (E)(i) except as permitted or required by any agreements or commitments existing as of the date of the Stock Purchase Agreement and disclosed to Investor pursuant thereto, own any interest in any partnership unless the Company is the sole managing general partner of such partnership, (ii) cause or permit the Operating Partnership to issue or grant (x) any additional Operating Partnership Units,
          (y) any securities convertible into any Operating Partnership Units, or (z) any options, warrants, calls, purchase rights, subscription rights, conversion rights, exchange rights or any other contractual commitments or agreements by which the holder thereof or any other contractual commitments or agreements by which the holder thereof or the party thereto may purchase or otherwise acquire Operating Partnership Units if, as a result of any of the actions described in the foregoing clauses (x), (y) or (z) of this paragraph (E), the Company and the Trust will own or hold less than 90% of the Operating Partnership Units, on a fully diluted basis, unless any such issuances or grants are revoked to the extent necessary prior to the fifth day immediately preceding the end of the calendar quarter in which they are made, or (iii) take or fail to take, or permit or cause the Operating Partnership to take or fail to take, any other action if, as a result of such action or failure to act, the Company and the Trust will own or hold less than 90% of the Operating Partnership Units, on a fully diluted basis.

          (f) The Agreement is hereby amended by adding a new Section 6.1(a)(F) following Section 6.1(a)(E), as follows:

               (F)(i) cause or permit the Trust to issue or grant (x) any additional shares of beneficial interest in the Trust, (y) any securities convertible into any shares of beneficial interest in the Trust, or (z) any options, warrants, calls, purchase rights, subscription rights, conversion rights, exchange rights or any other contractual commitments or agreements by which the holder thereof or the party thereto may purchase or otherwise acquire shares of beneficial interest in the Trust if, as a result of any of the actions described in the foregoing clauses (x), (y) or (z) of this paragraph (F), the Company will own or hold less than 100% of the shares of beneficial interest in the Trust, on a fully diluted basis, unless any such issuances or grants are revoked to the extent necessary prior to the fifth day immediately preceding the end of the calendar quarter in which they are made, or (iii) take or fail to take, or permit or cause the Trust to take or fail to take, any other action if, as a result of such action or failure to act, the Company will own or hold less than 100% of the shares of beneficial interest in the Trust, on a fully diluted basis.

          (g) The lead-in to Section 6.1(b) of the Agreement is hereby amended by deleting such lead-in in its entirety and replacing it with the following:

          (b) from and after Shareholder Approval Date, until the first date, if any, following the date on which the Remaining Equity Commitment shall have been reduced to zero on which Investor's ownership of Company Common Stock shall have been below 20% by value of the actually outstanding shares of Company Common Stock for a continuous period of 180 days (or if Investor's ownership of Company Common Stock shall, following the date on which the Remaining Equity Commitment shall have been reduced to zero, have fallen below 20% by value of the actually outstanding shares of Company Common Stock as a result of a Transfer by Investor of Company Common Stock or a failure of Investor to exercise its rights under Section 4.2 during the 60 days immediately prior to the expiration of such 180-day period, if any such rights are exercisable during such period, to the extent necessary to (and provided that it shall be possible by such exercise to) raise its ownership of the actually outstanding Company Common Stock above such 20% threshold, then until such Transfer or failure to exercise its rights under Section 4.2, as the case may be), the Company and the Trust

       (h) Section 6.1(b)(ii) of the Agreement is hereby amended by deleting such Section 6.1(b)(ii) in its entirety and replacing it with the following:

          (ii) will otherwise consider in good faith suggestions made by Investor as to the structure of the operations of the Company, the Trust and the Operating Partnership and their respective subsidiaries in order to permit Investor or any shareholder of Investor to avoid being classified as a "passive foreign investment company" under the Code.

          5. No Effect on Consistent Terms. All terms of the Agreement not inconsistent with this Amendment shall remain in place and in full force and effect and shall be unaffected by this Amendment.

          6. Headings. The headings contained in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment.

          IN WITNESS WHEREOF, this Amendment has been signed by or on behalf of each of the parties hereto as of the day first above written.

                                   STORAGE USA, INC.


                                   By:
                                        Name:
                                        Title:


                                   SUSA PARTNERSHIP, L.P.

                                   By:  Storage USA, Inc., General Partner


                                   By:
                                        Name:
                                        Title:


                                   STORAGE USA TRUST


                                   By:
                                        Name:
                                        Title:


                                   SECURITY CAPITAL HOLDINGS S.A.


                                   By:
                                        Name:
                                        Title:


                                   SECURITY CAPITAL U.S. REALTY


                                   By:
                                        Name:
                                        Title: